Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-248270, 333-249220, 333-249221, 333-252556, 333-252774, 333-249230) of Fortitude Life Insurance & Annuity Company of our report dated March 22, 2023 relating to the respective financial statements and financial statement schedule for both Predecessor and Successor periods, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 22, 2023